Exhibit 99.1

ECD Automotive Design Reports Third Quarter 2025 Financial Results, Highlighting Product Diversification, Cost Reductions, and Operational Efficiency Initiatives

Product Lineup Now Includes Bespoke Porsche 911 Builds and Modern Defender & INEOS Grenadier Enhancements

KISSIMMEE, Fla., November 20, 2025 -- ECD Automotive Design, Inc. (“ECD” or the “Company”) (NASDAQ: ECDA), the world’s largest Land Rover and Jaguar restoration company known for its custom luxury builds, including bespoke Defenders, Range Rovers, Jaguar E-Types, Ford Mustangs and Toyota FJs, announced today its financial results for the third quarter ended September 30, 2025.

Third Quarter Highlights

●	Revenue was $5.8 million in the third quarter of 2025, compared to $6.4 million in the third quarter of 2024

●

Gross loss was $1.7 million in the third quarter of 2025, compared to gross profit of $2.0 million in the third quarter of 2024; primarily reflecting the completion of legacy builds, that are not expected to recur, and elevated tariff-related costs.

●

Net income was $2.2 million in the third quarter of 2025, compared to a net loss of $2.6 million in the third quarter of 2024, reflecting a non-cash gain related to the conversion of debt into preferred stock.

●	Continued execution of the Company’s cost-containment plan to right-size the cost structure and support disciplined growth, more than $1 million in annualized savings expected.

Recent Business Highlights

●

New collaborative line with the Chelsea Truck Company for modern Land Rover Defender and INEOS Grenadier builds enhances utilization of manufacturing resources and broadens the Company’s total addressable market.

●	Award-winning Porsche 911 marks ECD’s entry into the Porsche restoration and customization market through its Boutique Division.

Management Commentary

Speaking on the results for the quarter, Scott Wallace, CEO & Co-Founder of ECD, stated, “During the third quarter, we made significant progress in strengthening ECD’s operational foundation and right-sizing our cost structure to support disciplined, long-term growth. While our financial results reflect the impact of completing legacy builds and tariff-related headwinds, we exited the quarter leaner, more agile, and with a focus on profitability and execution.

“Our ongoing cost-containment efforts, first announced in June, are expected to result in a measurable impact, with more than $1 million in annualized savings coming from headcount and overhead reductions. Importantly, these changes were made thoughtfully, preserving our craftsmanship and production capabilities. We maintained our commitment to build quality and customer experience while ensuring the underlying operations of the business are set up for greater consistency and scalability.

“At the same time, we invested in our future by diversifying our product lineup and strengthening our brand position through innovation. The recently announced collaboration with Chelsea Truck Company expands our addressable market with more affordably priced and tastefully upgraded modern Defender and INEOS Grenadiers broadening our product mix with faster-turn, capital-efficient builds that leverage existing manufacturing capacity. In October, our first Porsche 911 build was completed, representing an exciting new avenue for growth, and was met with immediate validation at its car show debut, taking home Best in Show - European Modified Division at the 2025 Festivals of Speed.

“We believe the groundwork laid in the third quarter of 2025 will translate into improved financial performance and sustained value creation as we close out 2025 and look ahead to 2026”, concluded Mr. Wallace.

Third Quarter 2025 Financial Results

Revenue: ECD reported third quarter revenue of $5.8 million compared to $6.4 million for the prior year.

Gross Profit/Loss: ECD reported third quarter loss of $1.7 million compared to profit of $2.0 million for the prior year. This was primarily driven by a non-recurring labor and consumable release as a result of completing aged builds.

Operating expenses: Total expenses during the third quarter were $3.4 million, a $0.8 million increase from the prior-year period, primarily related to increased legal fees along with a recognition of a lease.

Operating loss: Operating loss reported during the third quarter was $5.0 million, a $4.4 million increase from the prior-year period. Increased loss was driven by reduced gross margin and increases in general and administrative costs.

Net Income: Net income reported during the third quarter was $2.2 million, a $4.8 million increase from the prior-year period loss. This is primarily driven by non-cash fair value adjustments.

Non-GAAP Adjusted EBITDA: Adjusted EBITDA, reported during the third quarter was negative $4.7 million, a $4.2 million increase from the prior-year period.

Earnings Call and Webcast

Management will host the conference call.

Date: Monday, November 24, 2025

Time: 4:30 PM Eastern Time (1:30 PM Pacific Time)

U.S. dial-in number: 877-407-4018

International number: 201-689-8471

Webcast: 3Q 2025 Webcast Link

The Company will also provide a link at https://ecdautodesign.com/ecd-investors/. Please call the conference telephone number 5-10 minutes prior to the start time.

A telephonic replay of the conference call will also be available through December 8, 2025.

Toll-free replay number: 844-512-2921

International replay number: 412-317-6671

Replay passcode: 13757341

About ECD Auto Design

ECD, a public company trading under ECDA on the Nasdaq, is a creator of restored luxury vehicles that combines classic English beauty with modern performance. Currently, ECD restores Land Rover Defenders, Land Rover Series IIA, the Range Rover Classic, the Jaguar E-Type and we have recently added Ford Mustang and Toyota FJ. Historically, each vehicle produced by ECD was fully bespoke, a one-off that is designed by the client through an immersive luxury design experience and hand-built from the ground up in 2,200 hours by master-certified Automotive Service Excellence ("ASE") craftsmen. The Company was founded in 2013 by three British "gear heads' whose passion for classic vehicles is the driving force behind exceptionally high standards for quality, custom luxury vehicles. ECD's global headquarters, known as the "Rover Dome," is a 100,000-square-foot facility located in Kissimmee, Florida that is home to 98 staff with 67 talented craftsmen and technicians, who hold a combined 66 ASE and three master level certifications. ECD has an affiliated logistics center in the U.K. where its employees work to source and transport 25-year-old work vehicles back to the U.S. for restoration. For more information, visit www.ecdautodesign.com.

About Non-GAAP Financial Measures

The Company believes that EBITDA (earnings before interest, taxes, depreciation and amortization) is useful to investors because it is commonly used to evaluate companies on the basis of operating performance and leverage.

EBITDA is not intended to represent cash flows for the periods presented, nor have they been presented as an alternative to operating income or as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). In accordance with SEC Regulation G, the non-GAAP measurements in this press release have been reconciled to the nearest GAAP measurement, which can be viewed under the heading “Reconciliation of Net Income (loss) from Operations to EBITDA” in the financial tables included in this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release includes express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “attempting,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2024 with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

Investor Relations
investorrelations@ecdautodesign.com

ECD AUTOMOTIVE DESIGN, INC

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2025	2024

ASSETS
Current assets:
Cash and cash equivalents	$157,682	$1,476,850
Accounts receivable, net	847,559	45,022
Inventories	3,789,194	11,181,806
Prepaid and other current assets	1,847,940	239,864
Total current assets	6,642,375	12,943,542

Goodwill	1,291,098	1,291,098
Property and equipment, net	413,651	483,878
Intangible asset, net	5,250	12,000
Right-of-use assets	4,033,985	3,404,983
Deposit	60,200	60,200
TOTAL ASSETS	$12,446,559	$18,195,701

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$2,902,327	$2,494,664
Accrued expenses	1,333,958	1,686,598
Customer deposits and deferred revenue	6,893,657	11,802,825
Lease liability, current	535,248	1,212,000
Floor plan payable	85,000	353,612
Other payables	899,075	1,364,222
Total current liabilities	12,649,265	18,913,921

Lease liability, non-current	3,856,963	3,373,571
Convertible notes, net of debt discount	9,350,860	14,085,932
Warrant liabilities, at fair value	28,225	486,559
Conversion option, at fair value	17	313,191
Total liabilities	25,885,330	37,173,174

Series A preferred stock, $0.0001 par value, 20,000,000 authorized shares; 375 and 162 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	2	1

Stockholders’ deficit:
Common stock, $0.0001 par value, 1,000,000,000 authorized shares; 1,539,644 shares and 912,262 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	154	91
Additional paid-in capital	12,906,451	2,580,057
Other comprehensive income	(6,696)	(6,696)
Accumulated deficit	(26,338,682)	(21,550,926)
Total Stockholders’ Deficit	(13,438,773)	(18,977,474)
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	$12,446,559	$18,195,701

ECD AUTOMATIVE DESIGN, INC.

Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue, net	$5,783,182	6,440,049	$19,220,445	19,884,213
Cost of goods sold (exclusive of depreciation expense shown below)	7,454,187	4,432,509	17,738,434	14,296,197
Gross profit (loss)	(1,671,005)	2,007,540	1,482,011	5,588,016

Operating expenses:
Advertising and marketing expenses	168,925	258,138	741,307	886,119
General and administrative expenses	3,212,259	2,363,570	10,280,293	6,768,386
Provision for credit losses	13,028	-	42,536	8,033
Depreciation and amortization expenses	25,856	27,263	76,977	102,362
Total operating expenses	3,420,068	2,648,971	11,141,113	7,764,900

Loss from operations	(5,091,073)	(641,431)	(9,659,102)	(2,176,884)

Other income (expense)
Interest expense	(3,082,464)	(1,401,829)	(7,044,791)	(3,844,653)
Change in fair value of warrant liabilities	(27,636)	(118,336)	491,691	(570,381)
Change in fair value of conversion option liabilities	1,203	(124,752)	362,192	(361,611)
Gain on conversion of debt to preferred stock	10,479,055	-	10,912,936	-
Gain on forgiveness of payable	-	319,899	-	319,899
Foreign exchange loss	(12,355)	(1,534)	(21,184)	(12,054)
Resale commissions income	39,375	20,000	100,975	105,100
Other income (expense), net	(73,250)	(306,048)	(330,473)	(80,236)
Total other income (expense), net	7,323,928	(1,612,600)	4,471,346	(4,443,936)

Income (loss) before income taxes	2,232,855	(2,254,031)	(5,187,756)	(6,620,820)
Income tax benefit (expense)	-	(315,487)	400,000	(838,055)

Net income (loss)	$2,232,855	(2,569,518)	$(4,787,756)	(7,458,875)

Net income (loss) per common share, basic	$1.56	(3.03)	$(4.41)	(9.15)
Net income (loss) per common share, diluted	$0.60	(3.03)	$(4.41)	(9.15)
Weighted average number of common shares outstanding, basic	1,433,042	847,560	1,084,761	814,917
Weighted average number of common shares outstanding, diluted	5,322,729	847,560	1,084,761	814,917

Net income (loss)	$2,232,855	(2,569,518)	$(4,787,756)	(7,458,875)
Foreign currency translation gain (loss)	1,665	482	-	482
Comprehensive income (loss)	$2,234,520	(2,569,036)	$(4,787,756)	(7,458,393)

ECD AUTOMOTIVE DESIGN, INC

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
	2,025	2,024
Cash flows from operating activities:
Net (loss) income	$(4,787,756)	$(7,458,875)
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization expense	76,977	102,362
Gain on FV conversion of debt to preferred stock	(10,912,936)	-
Change in fair value of warrant liabilities	(491,691)	570,381
Change in fair value of conversion option liabilities	(362,192)	361,611
Gain on forgiveness of payable	-	(319,899)
Noncash lease expense	442,867	266,866
Income tax (benefit) expense	(400,000)	-
Amortization of debt discount	3,008,128	1,460,301
Share-based compensation	2,317,469	294,459
Provision for credit losses	42,536	8,033
Paid in kind interest	3,312,972	-
Inventory write off	353,377	-
Changes in operating assets and liabilities:

Accounts receivable	(845,073)	(25,424)
Inventories	7,039,235	(933,924)
Prepaid and other current assets	(626,562)	(478,803)
Deposit	-	17,486
Deferred tax asset	-	838,055
Accounts payable	1,582,731	1,131,040
Accrued expenses	(311,425)	1,343,424
Deferred revenue	(4,909,168)	(4,162,712)
Other payables	(65,147)	(233,097)
Deferred tax liability	-	-
Lease liability	(406,840)	18,728
Net cash used in operating activities	(5,942,498)	(7,199,988)

Cash flows from investing activities:
Disposal of asset	-	6,718
Purchase of assets	-	(23,764)
Net cash used in investing activities	-	(17,046)

Cash flows from financing activities:
Repayment of floor plan payable	(1,685,836)	(920,000)
Proceeds from floor plan payable	557,458	1,677,000
Proceeds from convertible note	3,372,020	1,154,681
Proceeds from notes payable	3,399,300	-
Debt issuance costs	(445,227)	(382,212)
Repayment of notes payable	(1,514,286)	-
Proceeds from sale of Series C Convertible Preferred Stock	939,900	-
Issuance of common stock	-	1,145,000
Net cash provided by financing activities	4,623,329	2,674,469

Effect of translation changes on cash	-	482

Net (decrease) increase in cash and cash equivalents	(1,319,169)	(4,542,083)
Cash and cash equivalents, beginning of year	1,476,850	8,134,211
Cash and cash equivalents, end of period	$157,681	$3,592,128

ECD AUTOMOTIVE DESIGN, INC

ADJUSTED EBITDA (Non GAAP)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net income (loss)	$2,232,855	$(2,569,518)	$(4,787,756)	$(7,458,875)
Excluding:
Interest expense	3,082,464	1,401,829	7,044,791	3,844,653
Income tax (benefit) expense	-	315,487	(400,000)	838,055
Equity compensation expense	369,375	37,500	1,909,555	294,459
Non-recurring professional fees	-	108,476	-	547,854
Gain on FV conversion of debt to preferred stock	(10,479,055)	-	(10,912,936)	-
Other (income) expense, net	73,250	286,048	330,473	(24,864)
Change in FV of warrant liabilities	27,636	118,336	(491,691)	570,381
Change in FV of conversion option liabilities	(1,203)	124,752	(362,192)	361,611
Gain on forgiveness of payable	-	(319,899)	-	(319,899)
Foreign exchange loss	12,355	1,534	21,184	12,054
Depreciation	25,856	27,263	76,977	102,362
Adjusted EBITDA	$(4,656,467)	$(468,192)	$(7,571,595)	$(1,232,209)